UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-03832222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 12, 2009, General Motors Company (“GM”) entered into an amendment and restatement (the “UST Loan Amendment”) of its secured credit agreement with the United States Department of the Treasury (the “UST”), dated as of July 10, 2009 (the “UST Credit Agreement”), and, on August 14, 2009, GM entered into an amendment and restatement (the “VEBA Note Agreement Amendment” and, together with the UST Loan Amendment, the “Amendments”) of its secured note agreement with the UAW Retiree Medical Benefits Trust (the “New VEBA”), dated as of July 10, 2009 (the “VEBA Note Agreement”). The Amendments were entered into in satisfaction of a requirement under the post-closing letter agreement, dated as of July 10, 2009, among GM, the UST and the New VEBA entered into in connection with the UST Credit Agreement and the VEBA Note Agreement.

Pursuant to the Amendments, the representations and warranties, the affirmative and negative covenants and the events of default under the UST Credit Agreement and the VEBA Note Agreement were expanded to apply to, in addition to GM and its controlled United States and Canadian subsidiaries, GM’s controlled subsidiaries world-wide, subject to certain exceptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Company)

Date: August 18, 2009	By:	/s/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer